U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 29, 2017

SUNSHINE BIOPHARMA, INC.
(Exact name of small business issuer as specified in its charter)

Colorado	000-52898	20-5566275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

6500 Trans-Canada Highway
4th Floor
Pointe-Claire, Quebec, Canada H9R 0A5
 (Address of principal executive offices)

(514) 426-6161

(Issuer’s Telephone Number)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective August 29, 2017, we executed an Investment Banking Agreement (the “Agreement”) with Jitney Trade Inc. (“Jitney”), a Canadian licensed broker-dealer, headquartered in Montreal with offices in Toronto and Vancouver (Canada). Per the Agreement, Jitney has agreed to act as our exclusive placement agent in a proposed financing of up to $10 million Canadian in equity on a “best efforts” basis. In addition, Jitney will aid us and act as our sponsor in connection with the listing of our Common Shares on the TSX Venture Exchange (TSX-V) in Toronto, Canada.

The proposed equity financing will be done through a private placement of our Common Stock with qualified investors in Canada. We will rely upon the exemption from registration provided by Regulation S, promulgated under the Securities Act of 1933, as amended, to engage in the proposed offering.

The proceeds will be used for implementation of our business plan including the Generic Pharmaceuticals operations and Clinical Development of Adva-27a, our flagship anticancer compound.

Item 7.01 Regulation FD Disclosure

Our Press Release relating to the Agreement described above is attached as Exhibit 99.7 and is hereby incorporated.

Item 9.01 Financial Statements and Exhibits

(b) Exhibits. The following exhibits are included in this report:

No.	Description
99.7	Press Release Announcing Agreement with Jitney Trade Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSHINE BIOPHARMA, INC.

Dated: September 5, 2017	By:	/s/ Dr. Steve N. Slilaty
Dr. Steve N. Slilaty
Chief Executive Officer

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